                                                                   EXHIBIT 10.14

                            FIRSTFED BANCORP, INC.
                     1995 STOCK OPTION AND INCENTIVE PLAN

                       ---------------------------------

                           Working Copy Inclusive of
                        1996, 1997, and 1998 Amendments

                       ---------------------------------


     1.  PURPOSE OF THE PLAN.

     The purpose of this FirstFed Bancorp, Inc. 1995 Stock Option and Incentive Plan (the "Plan") is to advance the interests of the Company through providing select key Employees and Directors of the Bank, the Company, and their Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to Directors and key Employees of the Company or any Affiliate to promote the success of the business.

     2.  DEFINITIONS.

     As used herein, the following definitions shall apply.

     (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

     (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

     (c) "Awards" shall mean, collectively, Options, SARs, and Restricted Stock, unless the context clearly indicates a different meaning.

     (d)  "Bank" shall mean First Federal Savings Bank.

     (e)  "Board" shall mean the Board of Directors of the Company.

     (f)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (g) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof.

     (h) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

     (i)  "Company" shall mean FirstFed Bancorp, Inc.

     (j) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company, in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, or in the case of a Director's performance of services in an emeritus or advisory capacity.

     (k) "Director" shall mean any member of the Board, and any member of the board of directors of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

     (l) "Disability" shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

     (m)  "Effective Date" shall mean the date specified in Paragraph 14 hereof.

     (n) "Employee" shall mean any person employed by the Company, the Bank, or an Affiliate.

     (o) "Exercise Price" shall mean the price per Optioned Share at which an Option or SAR may be exercised.

     (p) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

     (q) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

     (r)  "Non-Employee Director" shall have the meaning provided in Rule 16b-3.

     (s) "Non-ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

     (t)  "Option" means an ISO and/or a Non-ISO.

     (u) "Optioned Shares" shall mean Shares subject to an Award granted pursuant to this Plan.

     (v) "Participant" shall mean any person who receives an Award pursuant to the Plan.

     (w) "Plan" shall mean this FirstFed Bancorp, Inc. 1995 Stock Option and Incentive Plan.

     (x) "Restricted Stock" means Common Stock which is subject to restrictions against transfer and forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 11.

     (y) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (z)  "Share" shall mean one share of Common Stock.

     (aa) "SAR" (or "Stock Appreciation Right") means a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock.

     (bb) "Year of Service" shall mean a full twelve-month period, measured from the date of an Award and each annual anniversary of that date, during which a Participant has continuously been an Employee or Director of the Company or an Affiliate.

     3.  TERM OF THE PLAN AND AWARDS.

     (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 16 hereof. No Award shall be granted under the Plan after ten years from the Effective Date.

     (b) Term of Awards. The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

     4.  SHARES SUBJECT TO THE PLAN.

     (a) General Rule. The aggregate number of Shares deliverable pursuant to Awards shall not exceed 30,000 Shares, as such number may be adjusted on and after the Effective Date pursuant to Paragraph 11 hereof. The aggregate number of shares deliverable pursuant to Awards shall be increased by 12,000 Shares, as such number may be hereafter adjusted pursuant to Paragraph 11 hereof. Such Shares may either be authorized but unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Company. If any Awards should expire, become unexercisable, or be forfeited for any reason without having been exercised, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

     (b) Special Rule for SARs. The number of Shares with respect to which an SAR is granted, but not the number of Shares which the Company delivers or could deliver to an

Employee or individual upon exercise of an SAR, shall be charged against the aggregate number of Shares remaining available under the Plan; provided, however, that in the case of an SAR granted in conjunction with an Option, under circumstances in which the exercise of the SAR results in termination of the Option and vice versa, only the number of Shares subject to the Option shall be charged against the aggregate number of Shares remaining available under the Plan. The Shares involved in an Option as to which option rights have terminated by reason of the exercise of a related SAR, as provided in Paragraph 10 hereof, shall not be available for the grant of further Options under the Plan.

     5.  ADMINISTRATION OF THE PLAN.

     (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than two (2) members of the Board who are Non-Employee Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by those members of the Board who are Non-Employee Directors.

     (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     (c) Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option or SAR, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award.

     The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

     (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

     6.  GRANT OF OPTIONS.

     (a) General Rule. The Committee may grant Awards only to Employees and Directors, including Directors of the Bank and First State Bank. In selecting those Employees to whom Awards will be granted and the number of shares covered by such Awards, the Committee shall consider the position, duties and responsibilities of the eligible Employees, the value of their services to the Company and its Affiliates, and any other factors the Committee may deem relevant. Notwithstanding the foregoing, the Committee shall automatically make the Awards specified in Sections 6(b) and 9 hereof.

     (b) Automatic Grants to Employees. On the Effective Date, each of the following Employees shall receive an Option (in the form of an ISO, to the extent permissible under the Code) to purchase the number of Shares listed below, at an Exercise Price per Share equal to the Market Value of a Share on the Effective Date; provided that such grant shall not be made to an Employee whose Continuous Service terminates on or before the Effective Date:


                                   Number of Shares
          Participant              Subject to Option
          -----------              -----------------
          B. K. Goodwin, III            7,500
          Lynn J. Joyce                 3,500
          C. Larry Seale                2,500
          Cathy N. Ackerman               500
          W. Max Adams                    500
          Brenda M. Baswell               500
          Robert Nelson, III              500
          Martha A. Peeples               500
          James E. Smith, Jr.             500
          Rhonda T. Wannemuehler          500

     With respect to each of the above-named Participants, the Option granted to the Participant hereunder (i) shall vest in accordance with the general rule set forth in Paragraph 8(a) of the Plan, (ii) shall have a term of ten years from the Effective Date, and (iii) shall be subject to the general rule set forth in Paragraph 8(c) with respect to the effect of a

Participant's termination of Continuous Service on the Participant's right to exercise his Options.

     (c) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Affiliate of the Company) shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

     7.  EXERCISE PRICE FOR OPTIONS.

     (a) Limits on Committee Discretion. The Exercise Price as to any particular Option shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Company's outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

     (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion. Notwithstanding the foregoing, in the event that either (i) the Committee exercises its discretion to impose transfer (or other) restrictions on the Shares subject to an Option, or (ii) the Plan requires specified transfer restrictions, the Committee shall make an appropriate adjustment in determining the Market Value of the Shares subject to such an Option (in order to take into account that their fair market value may be less than the fair market value of unrestricted Shares).

     8.  EXERCISE OF OPTIONS.

     (a) Generally. Unless otherwise provided by the Committee pursuant to an applicable Agreement, each Option shall be fully (100%) exercisable immediately upon the date of its grant, subject to Paragraph 13 hereof.

     (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and any limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and
(2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise, and may consist of Shares subject to the Option being exercised. A Participant who exercises Non-ISOs pursuant to this Paragraph may satisfy all applicable federal, state and local income and employment tax withholding obligations, in whole or in part, by irrevocably electing to have the Company withhold shares of Common Stock, or to deliver to the Company shares of Common Stock that he already owns, having a value equal to the amount required to be withheld; provided that to the extent not inconsistent herewith, such election otherwise complies with those requirements of Paragraphs 8 and 19 hereof.

     (c) Period of Exercisability. Except to the extent otherwise provided in the terms of an Agreement, an Option may be exercised by a Participant only while he is an Employee and has maintained Continuous Service from the date of the grant of the Option, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee's Continuous Service terminates by reason of--

          (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Bank and/or the Company (and, in the absence of any such agreement, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant's rights to exercise such Option shall expire on the date of such termination;

          (2) death, then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his death, such Option of the deceased Participant may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution;

          (3) Disability, then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his or her Disability, such Option may be exercised within one year from the date of termination of employment due to Disability, but not later than the date on which the Option would otherwise expire.

     (d) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

     (e) Six-Month Holding Period. Notwithstanding any other provision of this Plan to the contrary, Common Stock that is purchased upon exercise of an Option or SAR may not be sold within the six-month period following the grant date of that Option or SAR, except in the event of a Participant's death, Disability or retirement at or after age 65, or such other event as the Board may specifically deem appropriate.

     9.   GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS

     (a) Automatic Grants. Notwithstanding any other provisions of this Plan, each Director who is not an Employee but is a Director on the Effective Date shall receive, on said date, Non-ISOs to purchase 1,125 of the Shares reserved under Paragraph 4(a) hereof. Such Non-ISOs shall have an Exercise Price per Share equal to the Market Value of a Share on the date of grant. Each Director who joins the Board after the Effective Date and who is not then an Employee shall receive, on the date of joining the Board, Non-ISOs to purchase 1,000 of the Shares reserved under Paragraph 4(a) of the Plan, at an Exercise Price per Share equal to its Market Value on the date of grant.

     (b) Terms of Exercise. Options received under the provisions of this Paragraph will become exercisable in accordance with the general rule set forth in Paragraph 8(a) hereof, and may be exercised from time to time by (a) written notice of intent to exercise the Option with respect to all or a specified number of the Optioned Shares, and (b) payment to the Company (contemporaneously with the delivery of such notice), in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of the Optioned Shares with respect to which the Option is then being exercised. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. A Director who exercises Options pursuant to this Paragraph may satisfy all applicable federal, state and local income and employment tax withholding obligations, in whole or in part, by irrevocably electing to have the Company withhold shares of Common Stock, or to deliver to the Company shares of Common Stock that he already owns, having a value equal to the amount required to be withheld; provided that to the extent not inconsistent herewith, such election otherwise complies with those requirements of Paragraphs 8 and 19 hereof.

     Options granted under this Paragraph shall have a term of ten years; provided that Options granted under this Paragraph shall expire one year after the date on which a Director terminates Continuous Service on the Board, but in no event later than the date on which such Options would otherwise expire. In the event of such Director's death during the term of his directorship, Options granted under this Paragraph shall become immediately exercisable, and may be exercised within two years from the date of his death by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution, but in no event later than the date on which such

Options would otherwise expire. In the event of such Director's Disability during his or her directorship, the Director's Option shall become immediately exercisable, and such Option may be exercised within one year of the termination of directorship due to Disability, but not later than the date that the Option would otherwise expire. Unless otherwise inapplicable or inconsistent with the provisions of this Paragraph, the Options to be granted to Directors hereunder shall be subject to all other provisions of this Plan.

     (c) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

     10.  SARS (STOCK APPRECIATION RIGHTS)

     (a) Granting of SARs. In its sole discretion, the Committee may from time to time grant SARs to Employees either in conjunction with, or independently of, any Options granted under the Plan. An SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, an SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. An SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements:

     (1)  The SAR will expire no later than the ISO;

     (2) The SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised;

     (3) The SAR is transferable only when the ISO is transferable, and under the same conditions;

     (4)  The SAR may be exercised only when the ISO may be exercised; and

     (5) The SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

     (b) Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

     (c) Timing of Exercise. Any election by a Participant to exercise SARs shall be made during the period beginning on the 3rd business day following the release for publication of quarterly or annual financial information and ending on the 12th business day following such date. This condition shall be deemed to be satisfied when the specified financial data is first made publicly available.

     The provisions of Paragraph 8(c) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of SARs.

     (d) Exercise of SARs. An SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that an SAR may not be exercised for a fractional Share. Upon exercise of an SAR, the Participant shall be entitled to receive, without payment to the Company except for applicable withholding taxes, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the excess of the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by the Company, in the discretion of the Committee, in cash or in Shares valued at the then Market Value thereof, or any combination thereof.

     (e) Procedure for Exercising SARs. To the extent not inconsistent herewith, the provisions of Paragraph 8(b) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.

     11.  RESTRICTED STOCK AWARDS.

     Any Share of Restricted Stock which the Committee may grant shall be subject to the following terms and conditions, and to such other terms and conditions as are either applicable generally to Awards, or prescribed by the Committee in an Agreement with the Participant.

     (a)  Discretionary Awards. At any time, the Committee may at its discretion
          --------------------
impose a restriction period for the Restricted Stock ("Restricted Period"). The Restriction Period may differ among Participants and may have different expiration dates with respect to portions of shares of Restricted Stock covered by the same award. The Committee shall determine the restrictions applicable to the award of Restricted Stock, including, but not limited to, requirements of Continuous Service for a specified term, or the attainment of specific corporate, divisional or individual performance standards or goals, which restrictions may differ with respect to each Participant. The Agreement shall provide for forfeiture of Shares covered thereby if the specified restrictions are not met during the Restriction Period, and may provide for early termination of any Restriction Period in the event of satisfaction of the specified restrictions prior to expiration of the Restricted Period.

     (b)  Automatic Awards. On the date of Board approval of this Paragraph 11
          ----------------
of the Plan, each Director on such date shall receive a Restricted Stock Award that covers 1,000 Shares, that vests at the rate of 10% per year of the Director's Continuous Service after the date of the Award, and that accelerates vesting to 100% immediately upon a Change in Control or termination of the Participant's Continuous Service due to death, Disability, or retirement after age 65.

     (c)  Accelerated Vesting. The Committee shall set forth in the Agreement
          -------------------
the percentage, if any, of the award of Restricted Stock which shall vest in the Participant in the event of death, Disability, or retirement prior to the expiration of the Restriction Period or the satisfaction of the restrictions applicable to an award of Restricted Stock. Notwithstanding the Restriction Period and the restrictions imposed on the Restricted Stock, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any restrictions, if the Committee concludes that it is in the best interests of the Company to do so.

     (d)  Ownership; Voting. Stock certificates shall be issued in respect of
          -----------------
Restricted Stock awarded hereunder and shall be registered in the name of the Participant, whereupon the Participant shall become a stockholder of the Company with respect to such Restricted Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares. Said stock certificates may be transferred to the Participant or be deposited with the Company or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:

               "The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the 1995 Stock Option and Incentive Plan of FirstFed Bancorp, Inc., and an agreement entered into between the registered owner and FirstFed Bancorp, Inc. Copies of such Plan and Agreement are on file in the offices of the Secretary of FirstFed Bancorp, Inc., 1630 Fourth Avenue, North, Bessemer, Alabama 35020-5711."

     (d)  Lapse of Restrictions. At the expiration of the Restricted Period
          ---------------------
applicable to the Restricted Stock, the Company shall deliver to the Participant, or the legal representative of the Participant's estate, or if the personal representative of the Participant's estate shall have assigned the estate's interest in the Restricted Stock, to the person or persons to whom his rights under such Stock shall have passed by assignment pursuant to his will or to the laws of descent and distribution, the stock certificates deposited with it or its designee and as to which the Restricted Period has expired and the requirements of the restrictions have been met. If a legend has been placed on such certificates, the Company shall cause such certificates to be reissued without the legend.

     (e)  Forfeiture of Restricted Stock. The Agreement shall provide for
          ------------------------------
forfeiture of any Restricted Stock which is not vested in the Participant or for which the restrictions have not been satisfied during the Restriction Period.

     12.  DEFERRAL ELECTIONS BY HOLDERS OF RESTRICTED STOCK AWARDS.

     (a)  Elections to Defer. At any time more than 120 days prior to the date
          ------------------
on which a Participant becomes vested in any Shares subject to a Restricted Stock Award granted pursuant to the Plan, a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Employees' Retirement Income Security Act of 1973) may irrevocably elect, on the form attached hereto as Exhibit "A" (the "Election Form"), to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of such Restricted Stock Award (the "Deferred Shares").

     (b)  Transfer to Deferred Compensation Plan. The Committee shall transfer
          --------------------------------------
any Deferred Shares directly to the Participant's account under the Company's Deferred Compensation Plan, the terms of which shall thereafter govern and control future maintenance and distribution of the Deferred Shares and any earnings attributable to cash dividends paid on Deferred Shares.

     13.  EFFECT OF CHANGES IN COMMON STOCK SUBJECT TO THE PLAN.

     (a) Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (b) Transactions in which the Company is Not the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Awards, together with the Exercise Prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction.

     (c)  Special Rule for ISOs. Any adjustment made pursuant to subparagraphs
(a) or (b)(1) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

     (d) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

     (e) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

     14.  NON-TRANSFERABILITY OF AWARDS.

     Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding any other provision of this Plan to the contrary, to the extent permissible under Rule 16b-3, a Participant who is granted Non-ISOs pursuant to this Plan may transfer such Non-ISOs to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust, provided that Non-ISOs so transferred may not again be transferred other than (i) to the Participant originally receiving the grant of Non-ISOs, or (ii) to an individual or trust to whom such Participant could have transferred Non-ISOs pursuant to this Paragraph 12. Non-ISOs which are transferred pursuant to this Paragraph 12 shall be exercisable by the transferee subject to the same terms and conditions as would have applied to such Non-ISOs in the hands of the Participant originally receiving the grant of such Non-ISOs.

     15.  TIME OF GRANTING AWARDS.

     The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award, and the Effective Date; provided that no Option shall be exercisable before the Plan receives stockholder approval in accordance with Paragraph 14 hereof. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

     16.  EFFECTIVE DATE.

     The Plan shall become effective immediately upon its approval by the Board, provided that, only to the extent required for the Plan to be in conformity with Rule 16b-3, the effectiveness of the Plan and any Awards shall be contingent upon a favorable vote of stockholders owning at least a majority of the total votes cast at a duly called meeting of the Company's stockholders held in accordance with applicable laws.

     17.  MODIFICATION OF AWARDS.

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.

     18.  AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plans. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

     19.  CONDITIONS UPON ISSUANCE OF SHARES.

     (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

     (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option or SAR, the Company may require the person exercising the Option or SAR to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

     20.  RESERVATION OF SHARES.

     The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     21.  WITHHOLDING TAX.

     The Company's obligation to deliver Shares upon exercise of Options and/or SARs shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations.

     22.  NO EMPLOYMENT OR OTHER RIGHTS.

     In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Company, the Bank, or any Affiliate of such corporations. Except to the extent provided in Paragraphs 6(b) and 9(a), no Employee or Director shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award. However, an Employee or Director who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

     23.  GOVERNING LAW.

     The Plan shall be governed by and construed in accordance with the laws of the State of Alabama, except to the extent that federal law shall be deemed to apply.

                                                                       EXHIBIT A

                            FIRSTFED BANCORP, INC.
                     1995 STOCK OPTION AND INCENTIVE PLAN

                        -------------------------------

                          DEFERRAL ELECTION AGREEMENT

                        -------------------------------

    AGREEMENT, made this ____ day of ________, 199_, by and between ____________ (the "Participant"), and FirstFed Bancorp, Inc. (the "Company").


    WHEREAS, the Company has established the FirstFed Bancorp, Inc. 1995 Stock Option and Incentive Plan (the "Plan"), and the Participant is a recipient of Restricted Stock Awards (the "Awards") for ________ shares ("Shares") of common stock of the Company, to be issued to the Participant over a period of _____ years vesting ___% per year; and

    WHEREAS, Participant desires to defer receipt of certain Awards (and any earnings thereon) to which Participant is entitled upon the vesting of such Awards.

    NOW THEREFORE, the Participant hereby elects to defer the receipt, when vesting occurs, of the following Shares subject to his or her Awards:

                                                Number of Shares
                Vesting Date                        Deferred
                ------------                    ----------------



    IN WITNESS WHEREOF, the Participant makes this election on the day and year first above-written above, and agrees that all deferrals pursuant to the Plan after the date of this Agreement shall be held and distributed in accordance with the Company's Deferred Compensation Plan and any elections that the Participant makes thereunder.

                                                PARTICIPANT

                                                ----------------------------
                                                Signature


    AGREED TO AND ACCEPTED, effective as of the day and year first written above, by:

                                                FIRSTFED BANCORP, INC.

                                                By
                                                  ---------------------------
                                                  Its
                                                     ------------------------